                                                                   EXHIBIT 23.1


                     MANUFACTURED HOME COMMUNITIES, INC.
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manufactured Home Communities, Inc. 1997 Non-Qualified Employee Stock Purchase Plan, of our report dated January 27, 1997, except for Note 15, as to which the date is February 11, 1997, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                            ERNST & YOUNG LLP


Chicago, Illinois
May 30, 1997